UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

(Amendment No.     )

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 23, 2010 (February 17, 2010)

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 17, 2010, upon the recommendation of the Compensation Committee of the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”), the Board approved and the Company adopted a Recoupment Policy (the “Policy”), which will be included in the Company’s Corporate Governance Guidelines.

Upon a determination by the Company’s non-management directors, or a committee thereof, that a restatement of the Company’s financial results was caused by fraud or intentional misconduct, the Policy requires certain employees to reimburse the Company for the after-tax difference between actual performance-based incentive compensation paid and the performance-based incentive compensation that would have been paid based on the Company’s restated financial results. With respect to recoupment from “named executive officers”, the non-management directors need not find that such named executive officer’s conduct was directly related to the restatement. For all other employees, the non-management directors are required to find that such employees engaged directly in fraud or intentional misconduct that caused the restatement prior to seeking recoupment from such other employees. For the purposes of the Policy, the term “named executive officer” has the same meaning ascribed to it in Item 402 of Regulation S-K of the Securities Exchange Act of 1934.

Performance-based incentive compensation paid on the basis of the Company’s consolidated financial statements for the fiscal year ending December 31, 2010 and thereafter shall be subject to the Policy. Enforcement under the Policy shall be limited to the three-year period following the filing of the financial results in question with the Securities and Exchange Commission.

The information set forth above is qualified in its entirety by reference to the Policy, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Recoupment Policy of Asbury Automotive Group, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: February 23, 2010	By:	/S/ CHARLES R. OGLESBY
	Name:	Charles R. Oglesby
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Recoupment Policy of Asbury Automotive Group, Inc.